SIXTH AMENDMENT TO THE AMENDED AND RESTATED CUSTODY AGREEMENT

THIS SIXTH AMENDMENT to the Amended and Restated Custody Agreement is entered into as of December 31, 2025 (this “Amendment”) by and between GUIDESTONE FUNDS, a Delaware statutory trust (the “Fund”) on behalf of each series of the Fund listed on Schedule B to the Agreement (as defined below) (each, a “Portfolio” and, collectively, the “Portfolios”) and THE NORTHERN TRUST COMPANY (the “Custodian”), an Illinois corporation.

WHEREAS, the Custodian provides certain services to the Fund pursuant to the Amended and Restated Custody Agreement, dated as of April 1, 2021 (as amended, restated or otherwise modified from time to time prior to the date hereof, the “Agreement”); and

WHEREAS, in addition to the provisions contained in the Agreement, effective as of the date hereof, the Fund and the Custodian wish to make certain amendments to the Agreement.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  DEFINITIONS; INTERPRETATION. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement. The headings to the clauses of this Amendment shall not affect its interpretation.

2.  AMENDMENT. Effective as of the date of this Amendment, Schedule B (List of Portfolios) of the Agreement shall be replaced in its entirety by the amended Schedule B (List of Portfolios), attached hereto.

3.  GOVERNING LAW. This Amendment shall be construed and the substantive provisions hereof interpreted under and in accordance with the laws of the State of Illinois.

4.  MISCELLANEOUS. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together shall constitute one single agreement between the parties. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or by means of DocuSign® or other electronic signature, shall be treated in all manner and respects as an original executed counterpart. Each DocuSign® or other electronic, faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature and the parties hereby waive any objection to the contrary. Except as provided herein, this Amendment may not be amended or otherwise modified except in writing signed by all the parties hereto.

5.  EFFECT OF AMENDMENT. All other terms and conditions set forth in the Agreement shall remain unchanged and in full force and effect. On and after the date hereof, each reference to the Agreement in the Agreement and all schedules thereto shall mean and be a reference to the Agreement as amended by this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year written above.

GUIDESTONE FUNDS

By:

Name:	Melanie Childers
Title:	Vice President – Fund Operations and Secretary

THE NORTHERN TRUST COMPANY

By:

Name:	Kelly Reed-Clare
Title:	Vice President

SCHEDULE B

LIST OF PORTFOLIOS

Dated: December 31, 2025

TARGET DATE FUNDS

GuideStone Funds MyDestination 2015 Fund

GuideStone Funds MyDestination 2025 Fund

GuideStone Funds MyDestination 2035 Fund

GuideStone Funds MyDestination 2045 Fund

GuideStone Funds MyDestination 2055 Fund

GuideStone Funds MyDestination 2065 Fund

TARGET RISK FUNDS

GuideStone Funds Conservative Allocation Fund

GuideStone Funds Balanced Allocation Fund

GuideStone Funds Moderately Aggressive Allocation Fund

GuideStone Funds Aggressive Allocation Fund

SELECT FUNDS

GuideStone Funds Money Market Fund

GuideStone Funds Low-Duration Bond Fund

GuideStone Funds Medium-Duration Bond Fund

GuideStone Funds Global Bond Fund

GuideStone Funds Strategic Alternatives Fund

GuideStone Funds Defensive Market Strategies® Fund

GuideStone Funds Impact Bond Fund

GuideStone Funds Equity Index Fund

GuideStone Funds Global Real Estate Securities Fund

GuideStone Funds Value Equity Index Fund

GuideStone Funds Value Equity Fund

GuideStone Funds Growth Equity Index Fund

GuideStone Funds Growth Equity Fund

GuideStone Funds Small Cap Equity Fund

GuideStone Funds International Equity Index Fund

GuideStone Funds International Equity Fund

GuideStone Funds Emerging Markets Equity Fund

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